Exhibit 99.1

News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL APPOINTS NEW BOARD OF DIRECTORS

Gary C. Hanna Named Chief Executive Officer

New Orleans, Louisiana, September 21, 2009… Energy Partners, Ltd. (“EPL” or, the “Company”) (Pink Sheets: ERPLQ.PK) (NYSE: EPL) today announced that, in connection with the Company’s emergence from bankruptcy, five individuals have been appointed to serve as the Company’s Board of Directors, effective immediately. In addition, the Board has named Gary C. Hanna as EPL’s Chief Executive Officer, effective immediately.

As outlined in the Company’s Second Amended Joint Plan of Reorganization as modified as of September 16, 2009, filed with the United States Bankruptcy Court for the Southern District of Texas, the Board members were designated by the new equity owners of EPL. The Board is comprised of Messrs. Charles O. Buckner, Scott A. Griffiths, Marc McCarthy, Steven J. Pully and John F. Schwarz. Biographies for the Board members and for Mr. Hanna are included below.

“I speak for the entire Board when I express my excitement about joining the team at Energy Partners,” said Mr. McCarthy, the new Chairman of EPL’s Board of Directors. “I am confident in EPL’s bright future and the Board and management team are looking forward to working to make it even stronger. We are also pleased to welcome Gary to the Company and believe he is an excellent addition to EPL. Gary is well respected in the industry and his proven and versatile leadership skills make him well-suited to lead EPL.”

“I am very pleased to be joining EPL as we begin this new chapter,” said Gary C. Hanna, Chief Executive Officer. “I believe that the Company’s improved capital structure and enhanced financial flexibility positions us well within our industry. EPL’s strong management team and dedicated employees provide a solid platform for future growth, and I look forward to working closely with them to achieve that goal.”

Biographies

Gary C. Hanna – Chief Executive Officer Mr. Hanna has nearly 30 years of executive experience in the energy sector. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer for Admiral Energy Services, a startup company focused on the development of offshore energy services. Mr. Hanna served in various capacities at an international oil and gas services production company, Tetra Technologies, Inc., from 1999 to 2007. At Tetra, Mr. Hanna served in the role of Senior Vice President. Mr. Hanna also served as President and Chief Executive Officer for Tetra’s affiliate, Maritech Resources, Inc., and President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer for Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he served as the Chief Operations Officer for DLB Oil & Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and CEO of Hanna Oil Properties, Inc., a company engaged in the development of mid-continent oil and gas prospects. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma.

Charles O. Buckner – Director Mr. Buckner is a private investor, retired from the public accounting firm of Ernst & Young LLP in 2002 after 35 years of service in a variety of client service and administrative roles, including chairmanship of Ernst & Young’s United States energy practice. Mr. Buckner is a director of Patterson-UTI Energy, Inc., Gateway Energy Corporation, a mid-stream pipeline company, and Boys and Girls Harbor in Houston, Texas. Mr. Buckner is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas and an M.B.A. from the University of Houston.

Scott A. Griffiths – Director Mr. Griffiths has almost 30 years of experience in the energy sector. Mr. Griffiths served as Senior Vice President and Chief Operating Officer of Hydro Gulf of Mexico, L.L.C. from December 2005 to December 2006. From 2003 through December 2005, Mr. Griffiths served as Executive Vice President and Chief Operating Officer of Spinnaker Exploration Company. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. Mr. Griffiths joined Ocean following the 1999 merger of Ocean and Seagull Energy Corporation, where he worked beginning in 1997, serving as Vice President, Domestic Exploration. From 1984 to 1997, Mr. Griffiths was with Global Natural Resources, Inc. serving in a number of roles including, Exploration Geologist, Chief Geologist and Exploration Manager/Vice President of Exploration. Mr. Griffiths was also an Exploration Geologist with the Shell Oil Company from 1981 to 1984. Mr. Griffiths is a director of Copano Energy, LLC. He holds a B.S. in Geology from the University of New Mexico, an M.A. in Geology from Indiana University and completed the Advanced Management Program at Harvard Business School.

Marc McCarthy – Director Marc McCarthy is a Vice President and Senior Analyst at Wexford Capital LP (“Wexford”) having joined them in June 2008. Previously, Mr. McCarthy was a Senior Managing Director at Bear Stearns & Co., Inc. (now JP Morgan) responsible for coverage of the international oil and gas sector within their Global Equity Research department, having joined the firm in 1997. Prior to that, he worked in equity research at Prudential Securities, also following oil and gas. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University. Wexford is a holder of the Company’s Senior Subordinated Secured PIK Notes and common stock interests.

Steven J. Pully – Director Mr. Pully is currently the General Counsel for Carlson Capital, L.P. (“Carlson Capital”) an asset management firm. Prior to joining Carlson Capital in July 2008, Mr. Pully was a consultant, working primarily in the asset management industry. From December 2001 to October 2007, Mr. Pully worked for Newcastle Capital Management, L.P, an investment partnership, where he served as President from January 2003 through October 2007. He also served as Chief Executive Officer of New Century Equity Holdings Corp. from June 2004 through October of 2007. Prior to joining Newcastle Capital Management, from 2000 to 2001, Mr. Pully served as a managing director in the investment banking department of Bank of America Securities, Inc. and from 1997 to 2000 he was a member of the investment banking department of Bear Stearns & Co. where he became a senior managing director in 1999. Mr. Pully also serves as a director of Ember Resources, Inc. and Cano Petroleum, Inc. Mr. Pully is licensed as an attorney and Certified Public Accountant in the state of Texas and is also a Chartered Financial Analyst. He holds a B.S. with honors in Accounting from Georgetown University and a J.D. degree from the University of Texas. Carlson Capital is a holder of the Company’s Senior Subordinated Secured PIK Notes and common stock interests.

John F. Schwarz –Director Mr. Schwarz is currently a director, president and chief executive officer of Entech Enterprises, Inc., which holds investments and non-operated interests in producing crude oil and natural gas properties and leases domestically and internationally. From 1989 through 1994 Mr. Schwarz served as director, president and chief executive officer of Energy Development Corporation, a wholly-owned subsidiary of Public Service Enterprise Group Inc. and from 1982 to 1989 he served as director, president and chief executive officer of CSX Oil and Gas Corporation, a wholly owned subsidiary of CSX Corp. He has forty-eight years of experience in the oil and gas industry. He also formerly served as a member of the Board of Directors of Burlington Resources Inc. and NS Group, Inc. Mr. Schwarz has a BS in Petroleum Engineering from the University of Texas and is a Registered Professional Engineer in the State of Texas.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•	our ability to retain and motivate key executives and other necessary personnel while seeking to implement our plan of reorganization;

•	changes in general economic conditions;

•	uncertainties in reserve and production estimates;

•	unanticipated recovery or production problems;

•	hurricane and other weather-related interference with business operations;

•	the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities;

•	oil and natural gas prices and competition;

•	the impact of derivative positions;

•	production expense estimates;

•	cash flow estimates;

•	future financial performance;

•	planned capital expenditures; and

•	other matters that are discussed in EPL’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including Form 10-K for the year ended December 31, 2008, Form 10-Q for the three months ended March 31, 2009, Form 10-Q for the three months ended June 30, 2009 and Current Reports on Form 8-K, for a discussion of these risks.

Additional Information and Where to Find It

Security holders may obtain information regarding the Company from EPL’s website at www.eplweb.com, from the Securities and Exchange Commission’s website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

Contacts

T.J. Thom (504-799-4830)

Energy Partners, Ltd.

Media:

Joele Frank, Wilkinson Brimmer Katcher

Jeremy Jacobs/Jed Repko (212-355-4449)